Exhibit 10.21
FORM OF INDEMNIFICATION AGREEMENT
     THIS INDEMNIFICATION AGREEMENT (this “Agreement”) is made and entered into as of ___, by and between Tenby Pharma Inc., a Delaware corporation (the “Company”), and ___(“Indemnitee”).
     WHEREAS, the Board of Directors of the Company (the “Board of Directors”) has determined that it is essential to the Company to retain and attract as directors and officers the most capable persons available;
     WHEREAS, Indemnitee currently serves or has been asked by the Company to serve as a director and/or officer of the Company;
     WHEREAS, both the Company and Indemnitee recognize the increased risk of litigation and other claims currently being asserted against directors and officers of corporations;
     WHEREAS, in recognition of Indemnitee’s need for substantial protection against personal liability, and in order to induce Indemnitee to serve or to continue to serve as a director and/or officer of the Company, the Company has agreed to indemnify and to advance expenses and costs incurred by Indemnitee in connection with any claims, suits or other proceedings arising out of his service, to the fullest extent permitted by law; and
     WHEREAS, the parties by this Agreement desire to set forth their agreement regarding indemnification and advancement of expenses.
     NOW, THEREFORE, in consideration of the premises and the covenants contained herein, the Company and Indemnitee do hereby covenant and agree as follows:
     Section 1. Definitions. For purposes of this Agreement:
          (a) “Change in Control” shall be deemed to have occurred if after the Effective Date (i) any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act), other than a trustee or other fiduciary holding securities under an employee benefit plan of the Company or any holder of the Company’s voting securities as of the Effective Date, is or becomes the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing twenty percent (20%) or more of the combined voting power of the Company’s then outstanding voting securities without the prior approval of at least two-thirds (2/3) of the members of the Board of Directors in office immediately prior to such person attaining such percentage interest, (ii) there occurs a proxy contest, or the Company is a party to a merger, consolidation, sale of assets, plan of liquidation or other reorganization not approved by at least two-thirds (2/3) of the members of the Board of Directors then in office, and as a consequence of which members of the Board of Directors in office immediately prior to such transaction or event constitute less than a majority of the Board of Directors thereafter, or (iii) during any period of two (2) consecutive years, other than as a result of an event described in clause (a)(ii) of this Section 1, individuals who at the beginning of such period constituted the Board of Directors (including for this purpose any new director whose election or nomination for election by the Company’s stockholders was approved by a vote of at least two-thirds (2/3) of the directors then still in office who were directors at the beginning of such period) cease for any reason to constitute at least a majority of the Board of Directors.
          (b) “Corporate Status” means the status of a person who is or was a director, trustee, officer, employee, agent or fiduciary of the Company or of any other corporation, partnership,

joint venture, trust, employee benefit plan or other enterprise for which such person is or was serving at the request of the Company.
          (c) “Disinterested Director” means a director of the Company who is not and was not a party to the Proceeding in respect of which indemnification or advancement of Expenses is sought by Indemnitee.
          (d) “Effective Date” means the date set forth in the first paragraph of this Agreement.
          (e) “Enterprise” means the Company and any other corporation, partnership, joint venture, trust, employee benefit plan or other enterprise that Indemnitee is or was serving at the request of the Company as a director, trustee, officer, employee, agent or fiduciary.
          (f) “Exchange Act” means the Securities Exchange Act of 1934, as amended.
          (g) “Expenses” shall include all reasonable out-of-pocket attorneys’ fees, retainers, court costs, transcript costs, fees of experts, witness fees, travel expenses, duplicating costs, printing and binding costs, telephone charges, postage, delivery service fees, and all other disbursements or expenses of the types customarily incurred in connection with (i) prosecuting, defending, preparing to prosecute or defend, investigating, or being or preparing to be a witness in a Proceeding and (ii) establishing a right to indemnification in accordance with this Agreement.
          (h) “Independent Counsel” means a law firm, or a member of a law firm, that is experienced in matters of corporation law and neither is, nor in the past five (5) years has been, retained to represent: (i) the Company or Indemnitee in any matter material to either such party (other than with respect to matters concerning Indemnitee under this Agreement or of other indemnitees under similar agreements), or (ii) any other party to or witness in the Proceeding giving rise to a claim for indemnification hereunder. Notwithstanding the foregoing, the term “Independent Counsel” shall not include any person who, under the applicable standards of professional conduct then prevailing, would have a conflict of interest in representing either the Company or Indemnitee in an action to determine Indemnitee’s rights under this Agreement.
          (i) “Proceeding” includes any threatened, pending or completed action, suit, arbitration, alternate dispute resolution mechanism, investigation, administrative hearing or any other proceeding, whether civil, criminal, administrative or investigative (including on appeal), except one pending or completed on or before the Effective Date, unless otherwise specifically agreed in writing by the Company and Indemnitee.
     In addition, in this Agreement, (i) references to “fines” shall include any excise tax assessed with respect to any employee benefit plan, (ii) references to “serving at the request of the Company” shall include any service as an officer, director, committee member or official which imposes duties on, or involves services by, such person, with respect to an employee benefit plan, its participants or beneficiaries, and (iii) action taken or omitted to be taken by Indemnitee with respect to an employee benefit plan in the performance of Indemnitee’s duties for a purpose reasonably believed to be in the best interests of the participants and beneficiaries of an employee benefit plan shall be deemed to be a purpose that is “not opposed to the best interests of the Company”.
     Section 2. Indemnification — General. The Company shall indemnify, and advance Expenses to, Indemnitee (a) to the fullest extent permitted by applicable law, as amended from time to time and (b) without limitation of clause (a), as provided in this Agreement; provided, however, that no change in applicable law after the Effective Date shall have the effect of reducing the benefits available to Indemnitee hereunder based on applicable law as in effect on the Effective Date. The rights of Indemnitee provided in this Section 2 shall include, without limitation, the rights set forth in the other sections of this Agreement, and any additional rights to indemnification permitted by (i) Section 145 of the Delaware General Corporation Law (the “DGCL”), (ii) the charter or bylaws of the Company, (iii) a resolution of stockholders or directors, or (iv) any other agreement to which the Company is a party.
     Section 3. Proceedings Other Than Proceedings by or in the Right of the Company. Indemnitee shall be entitled to the rights of indemnification provided in this Section 3 if, by reason of his Corporate Status, he is, or is threatened to be, made a party to or a witness in any threatened, pending, or completed Proceeding, other than a Proceeding by or in the right of the Company. Pursuant to this Section 3, Indemnitee shall be indemnified against all judgments, penalties, fines and amounts paid in settlement and all Expenses actually and reasonably incurred by him or on his behalf in connection with a Proceeding by reason of his Corporate Status if Indemnitee acted in good faith and in a manner in which Indemnitee reasonably believed was in (or not opposed to) the best interests of the Company, and (b) in the case of any criminal Proceeding, Indemnitee had no reasonable cause to believe that his conduct was unlawful.
     Section 4. Proceedings by or in the Right of the Company. Indemnitee shall be entitled to the rights of indemnification provided in this Section 4 if, by reason of his Corporate Status, he is, or is threatened to be, made a party to or a witness in any threatened, pending or completed Proceeding brought by or in the right of the Company to procure a judgment in its favor. Pursuant to this Section 4, Indemnitee shall be indemnified against all Expenses actually and reasonably incurred by him or on his behalf in connection with such Proceeding if Indemnitee acted in good faith and in a manner in which Indemnitee reasonably believed was in (or not opposed to) the best interests of the Company; provided, however, if applicable law so provides, no indemnification against such Expenses shall be made in respect of any claim, issue or matter in such Proceeding as to which Indemnitee shall have been adjudged to be liable to the Company unless and to the extent that a court of appropriate jurisdiction shall determine that such indemnification may be made.
     Section 5 Court-Ordered Indemnification. Notwithstanding any other provision of this Agreement, a court of appropriate jurisdiction, upon application of Indemnitee and such notice as the court shall require, may order indemnification in the following circumstances: (a) if it determines Indemnitee is entitled to reimbursement under Section 145 of the DGCL, the court shall order indemnification, in which case Indemnitee shall be entitled to recover the expenses of securing such reimbursement, or (b) if it determines that Indemnitee is fairly and reasonably entitled to indemnification in view of all the relevant circumstances, whether or not Indemnitee has met the standards of conduct set forth in Section 145 of the DGCL, the court may order such indemnification as the court shall deem proper.
     Section 6. Indemnification for Expenses of a Party Who is Wholly or Partly Successful. Notwithstanding any other provision of this Agreement, to the extent that Indemnitee is, by reason of his Corporate Status, made a party to and is successful, on the merits or otherwise, in the defense of any Proceeding, he shall be indemnified for all Expenses incurred by him or on his behalf in connection therewith. If Indemnitee is not wholly successful in such Proceeding but is successful, on the merits or otherwise, as to one or more but less than all claims, issues or matters in such Proceeding, the Company shall indemnify Indemnitee under this Section 6 for all Expenses incurred by him or on his behalf in connection with each successfully resolved claim, issue or matter, allocated on a reasonable and proportionate basis. For purposes of this Section 6 and without limitation of the foregoing, the termination of any claim, issue or matter in such a Proceeding by dismissal, with or without prejudice, shall be deemed to be a successful result as to such claim, issue or matter.

     Section 7. Advancement of Expenses. The Company shall advance all Expenses incurred by or on behalf of Indemnitee in connection with any Proceeding to which Indemnitee is, or is threatened to be, made a party or a witness by reason of Indemnitee’s Corporate Status, within twenty (20) days after the receipt by the Company of a statement or statements from Indemnitee requesting such advance or advances from time to time, whether prior to or after final disposition of such Proceeding and without regard to Indemnitee’s ultimate entitlement to indemnification under this Agreement. Such statement or statements shall reasonably evidence the Expenses incurred by Indemnitee and shall include or be preceded or accompanied by a written affirmation by Indemnitee of Indemnitee’s good faith belief that the standard of conduct necessary for indemnification by the Company as authorized by applicable law and by this Agreement has been met and a written undertaking by or on behalf of Indemnitee, in such form as the Company may from time to time reasonably require or as may be required under applicable law as in effect at the time of the execution thereof, to reimburse the portion of any Expenses advanced to Indemnitee relating to claims, issues or matters in the Proceeding as to which it shall ultimately be established that the standard of conduct has not been met. The undertaking to reimburse Expenses required by this Section 7 shall be an unlimited general obligation by or on behalf of Indemnitee and shall be accepted without reference to Indemnitee’s financial ability to repay such advanced Expenses and without any requirement to post security therefor. Advances shall be unsecured and interest free.
     Section 8. Procedure for Determination of Entitlement to Indemnification.
          (a) To obtain indemnification and payment of Expenses under this Agreement (other than advance of Expenses, which shall be governed by Section 7), Indemnitee shall submit to the Company a written request, including therein or therewith such documentation and information as is reasonably available to Indemnitee and is reasonably necessary to determine whether and to what extent Indemnitee is entitled to indemnification. The omission to notify the Company will not relieve the Company from any liability that it may have to Indemnitee under this Agreement, except and only to the extent set forth in Section 11(a). The Secretary of the Company shall, promptly upon receipt of such a request for indemnification, advise the Board of Directors in writing that Indemnitee has requested indemnification.
          (b) Upon written request by Indemnitee for indemnification pursuant to the first sentence of Section 8(a), a determination, if required by applicable law, with respect to Indemnitee’s entitlement thereto shall promptly be made in the specific case as follows: (i) if a Change in Control shall have occurred, by Independent Counsel in a written opinion to the Board of Directors, a copy of which shall be delivered to Indemnitee, or (ii) if a Change of Control shall not have occurred, (A) by the Board of Directors (or a duly authorized committee thereof) by a majority vote of Disinterested Directors (in either case, even though less than a quorum), (B) if there are no Disinterested Directors or, a majority of the Disinterested Directors so directs, by Independent Counsel in a written opinion to the Board of Directors, a copy of which shall be delivered to Indemnitee, or (C) if so directed by a majority of the members of the Board of Directors, by the stockholders of the Company.
          (c) If an Independent Counsel is retained pursuant to this Section 8 and a Change of Control has not occurred, Independent Counsel shall be selected by the Board of Directors, with the approval of Indemnitee, which approval will not be unreasonably delayed, conditioned or withheld. If an Independent Counsel is retained pursuant to this Section 8 and a Change of Control has occurred, Independent Counsel shall be selected by Indemnitee, with the approval of the Board of Directors, which approval shall not be unreasonably delayed, conditioned or withheld. The Company agrees to pay the reasonable fees and disbursements of the Independent Counsel and to indemnify fully such Independent Counsel against any and all expenses (including attorneys’ fees), claims, liabilities and damages arising out of or relating to this Agreement or the Independent Counsel’s engagement pursuant hereto.

          (d) If it is determined that Indemnitee is entitled to indemnification pursuant to this Section 8, payment to Indemnitee shall be made within ten (10) days after such determination. Indemnitee shall cooperate with the person, persons or entity making such determination with respect to Indemnitee’s entitlement to indemnification, including providing to such person, persons or entity upon reasonable advance request any documentation or information which is not privileged or otherwise protected from disclosure and which is reasonably available to Indemnitee and reasonably necessary to such determination in the discretion of the Board of Directors or Independent Counsel if retained pursuant to this Section 8. Any Expenses incurred by Indemnitee in so cooperating with the person, persons or entity making such determination shall be borne by the Company (irrespective of the determination as to Indemnitee’s entitlement to indemnification) and the Company shall indemnify and hold Indemnitee harmless therefrom.
     Section 9. Presumptions and Effect of Certain Proceedings.
          (a) In making a determination with respect to entitlement to indemnification hereunder, the person or persons or entity making such determination shall presume that Indemnitee is entitled to indemnification under this Agreement if Indemnitee has submitted a request for indemnification in accordance with Section 8(a) of this Agreement, and the Company shall have the burden of proof to overcome that presumption in connection with the making of any determination contrary to that presumption. Neither the failure of the Company (including by its directors or independent legal counsel) to have made a determination prior to the commencement of any action pursuant to this Agreement that indemnification is proper in the circumstances because Indemnitee has met the applicable standard of conduct, nor an actual determination by the Company (including by its directors or independent legal counsel) that Indemnitee has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that Indemnitee has not met the applicable standard of conduct.
          (b) The termination of any Proceeding by judgment, order, settlement, conviction, a plea of nolo contendere or its equivalent, or an entry of an order of probation prior to judgment, does not create a presumption that Indemnitee did not meet the requisite standard of conduct described herein for indemnification.
          (c) Unless Indemnitee has reason to believe otherwise, for purposes of any determination of good faith, Indemnitee shall be deemed to have acted in good faith if Indemnitee’s action is based on the records or books of account of the Enterprise, including financial statements, or on information supplied to Indemnitee by the officers of the Enterprise in the course of their duties, or on the advice of legal counsel for the Enterprise or on information or records given or reports made to the Enterprise by an independent certified public accountant or by an appraiser or other expert selected with reasonable care by the Enterprise. The provisions of this Section 9(c) shall not be deemed to be exclusive or to limit in any way the other circumstances in which the Indemnitee may be deemed to have met the applicable standard of conduct set forth in this Agreement.
          (d) The knowledge and/or actions, or failure to act, of any director, officer, agent or employee of the Enterprise, excluding the Indemnitee, shall not be imputed to Indemnitee for purposes of determining the right to indemnification under this Agreement.
     Section 10. Remedies of Indemnitee.
          (a) If (i) a determination is made pursuant to Section 8 that Indemnitee is not entitled to indemnification under this Agreement, (ii) advancement of Expenses is not timely made pursuant to

Section 7, (iii) no determination of entitlement to indemnification shall have been made pursuant to Section 8(b) within thirty (30) days after receipt by the Company of the request for indemnification, (iv) payment of indemnification is not made pursuant to Section 6 within ten (10) days after receipt by the Company of a written request therefor, or (v) payment of indemnification is not made within ten (10) days after a determination has been made that Indemnitee is entitled to indemnification, Indemnitee shall be entitled to an adjudication in an appropriate court located in the State of Delaware, or in any other court of competent jurisdiction, of his entitlement to such indemnification or advancement of Expenses. Alternatively, Indemnitee, at his option, may seek an award in arbitration to be conducted by a single arbitrator pursuant to the commercial Arbitration Rules of the American Arbitration Association. Indemnitee shall commence such proceeding seeking an adjudication or an award in arbitration within one hundred eight (180) days following the date on which Indemnitee first has the right to commence such proceeding pursuant to this Section 10(a).
          (b) In any judicial proceeding or arbitration commenced pursuant to this Section 10 the Company shall have the burden of proving that Indemnitee is not entitled to indemnification or advancement of Expenses, as the case may be.
          (c) If a determination shall have been made pursuant to Section 8(b) that Indemnitee is entitled to indemnification, the Company shall be bound by such determination in any judicial proceeding or arbitration commenced pursuant to this Section 10, absent a misstatement by Indemnitee of a material fact, or an omission of a material fact necessary to make Indemnitee’s statement not materially misleading, in connection with the request for indemnification.
          (d) In the event that Indemnitee, pursuant to this Section 10, seeks a judicial adjudication of or an award in arbitration to enforce his rights under, or to recover damages for breach of, this Agreement, the Company shall pay on his behalf, in advance, and Indemnitee shall be entitled to recover from the Company, and shall be indemnified by the Company for, any and all Expenses incurred by him in such judicial adjudication or arbitration. If it shall be determined in such judicial adjudication or arbitration that Indemnitee is entitled to receive part but not all of the indemnification or advancement of Expenses sought, the Expenses incurred by Indemnitee in connection with such judicial adjudication or arbitration shall be appropriately prorated.
     Section 11. Defense of the Underlying Proceeding.
          (a) Indemnitee shall notify the Company promptly upon being served with or receiving any summons, citation, subpoena, complaint, indictment, information, notice, request or other document relating to any Proceeding which may result in the right to indemnification or the advancement of Expenses hereunder; provided, however, that the failure to give any such notice shall not disqualify Indemnitee from the right, or otherwise affect in any manner any right of Indemnitee, to indemnification or the advancement of Expenses under this Agreement unless the Company’s ability to defend in such Proceeding or to obtain proceeds under any insurance policy is materially and adversely prejudiced thereby, and then only to the extent the Company is thereby actually so prejudiced.
          (b) Subject to the provisions of the last sentence of this Section 11(b) and of Section 11(c), the Company shall have the right to defend Indemnitee in any Proceeding which may give rise to indemnification hereunder; provided, however, that the Company shall notify Indemnitee of any such decision to defend within fifteen (15) calendar days following receipt of notice of any such Proceeding under Section 11(a). The Company shall not be liable to indemnify Indemnitee under this Agreement or otherwise for any amounts paid in settlement of any Proceeding effected without the Company’s written consent; provided, however, that if a Change in Control has occurred, the Company shall be liable for indemnification of Indemnitee for amounts paid in settlement if the Independent Counsel has approved such settlement in writing. The Company shall not, without the prior written consent of Indemnitee, consent to the entry of any judgment against Indemnitee or enter into any settlement or compromise which (i) includes an admission of fault of Indemnitee or (ii) does not include, as an unconditional term thereof, the full release of Indemnitee from all liability in respect of such Proceeding, which release shall be in form and substance reasonably satisfactory to Indemnitee. Neither the Company nor Indemnitee shall unreasonably withhold their consent to any proposed settlement. This Section 11(b) shall not apply to a Proceeding brought by Indemnitee under Section 10 or Section 17.
          (c) Notwithstanding the provisions of Section 11(b), if in a Proceeding to which Indemnitee is a party by reason of Indemnitee’s Corporate Status, (i) Indemnitee reasonably concludes, based upon advice of counsel to Indemnitee, that he may have separate defenses or counterclaims to assert with respect to any issue which may not be consistent with other defendants in such Proceeding, (ii) Indemnitee reasonably concludes, based upon advice of counsel to Indemnitee, that an actual or apparent conflict of interest or potential conflict of interest exists between Indemnitee and the Company, or (iii) if the Company fails to assume the defense of such Proceeding in a timely manner, Indemnitee shall be entitled to be represented by separate legal counsel of Indemnitee’s choice, at the expense of the Company. In addition, if the Company fails to comply with any of its obligations under this Agreement or in the event that the Company or any other person takes any action to declare this Agreement void or unenforceable, or institutes any Proceeding to deny or to recover from Indemnitee the benefits intended to be provided to Indemnitee hereunder, Indemnitee shall have the right to retain counsel of Indemnitee’s choice, at the expense of the Company (subject to Section 10(d)), to represent Indemnitee in connection with any such matter.
     Section 12. Non-Exclusivity; Survival of Rights; Subrogation; Insurance.
          (a) The rights of indemnification and advancement of Expenses as provided by this Agreement shall not be deemed exclusive of any other rights to which Indemnitee may at any time be entitled under applicable law, the charter or bylaws of the Company, any agreement or a resolution of the stockholders entitled to vote generally in the election of directors or of the Board of Directors, or otherwise. No amendment, alteration or repeal of this Agreement or of any provision hereof shall limit or restrict any right of Indemnitee under this Agreement in respect of any action taken or omitted by such Indemnitee in his Corporate Status prior to such amendment, alteration or repeal without Indemnitee’s written consent. To the extent that a change in applicable law, whether by statute or judicial decision, permits greater indemnification or advancement of Expenses than would be afforded currently under the Company’s charter or bylaws or this Agreement, except with respect to suits against the Company relating to this Agreement, it is the intent of the parties hereto that Indemnitee shall enjoy by this Agreement the greater benefits so afforded by such change. No right or remedy herein conferred is intended to be exclusive of any other right or remedy, and every other right and remedy shall be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other right or remedy.
          (b) In the event of any payment under this Agreement, the Company shall be subrogated to the extent of such payment to all of the rights of recovery of Indemnitee, who shall execute all papers required and take all action necessary to secure such rights, including execution of such documents as are necessary to enable the Company to bring suit to enforce such rights.
          (c) The Company shall not be liable under this Agreement to make any payment of amounts otherwise indemnifiable or payable or reimbursable as Expenses hereunder if and to the extent that Indemnitee has otherwise actually received such payment under any insurance policy, contract, agreement or otherwise.

          (d) Notwithstanding any other provision of this Agreement to the contrary, the Company shall not be liable for indemnification or advancement of Expenses in connection with any settlement or judgment for insider trading or for disgorgement of profits pursuant to Section 16(b) of the Exchange Act.
     Section 13. Insurance. The Company has obtained, or will use its reasonable best efforts to obtain, directors’ and officers’ liability insurance, on terms and conditions deemed appropriate by the Board of Directors, with the advice of counsel, covering Indemnitee or any claim made against Indemnitee for service as a director or officer of the Company and covering the Company for any indemnification or advancement of Expenses made by the Company to Indemnitee for any claims made against Indemnitee for service as a director or officer of the Company.
     Section 14. Indemnification for Expenses of a Witness. Notwithstanding any other provision of this Agreement, to the extent that Indemnitee is or may be, by reason of his Corporate Status, a witness in any Proceeding, whether instituted by the Company or any other party, and to which Indemnitee is not a party but in which the Indemnitee receives a subpoena to testify, he shall be advanced all Expenses and indemnified against all Expenses incurred by him or on his behalf in connection therewith.
     Section 15. Duration of Agreement; Binding Effect.
          (a) This Agreement shall continue during the period Indemnitee is an officer or director of the Company (or is or was serving at the request of the Company as a director, trustee, officer, employee, agent or fiduciary of another Enterprise) and shall continue thereafter so long as Indemnitee shall be subject to any Proceeding (or any proceeding commenced under Section 10) by reason of his Corporate Status; provided, that the rights of Indemnitee hereunder shall continue until the final termination of any Proceeding then pending in respect of which Indemnitee is granted rights of indemnification or advancement of Expenses hereunder and of any proceeding commenced by Indemnitee pursuant to Section 10 relating thereto.
          (b) The indemnification and advancement of Expenses provided by, or granted pursuant to, this Agreement shall be binding upon and be enforceable by the parties hereto and their respective successors and assigns (including any direct or indirect successor by purchase, merger, consolidation or otherwise to all or substantially all of the business or assets of the Company), shall continue as to an Indemnitee who has ceased to be a director, trustee, officer, employee, agent fiduciary of any Enterprise, and shall inure to the benefit of Indemnitee and his spouse, assigns, heirs, devisees, executors and administrators and other legal representatives.
          (c) The Company shall require and cause any successor (whether direct or indirect by purchase, merger, consolidation or otherwise) to all, substantially all or a substantial part, of the business and/or assets of the Company, by written agreement in form and substance satisfactory to Indemnitee, expressly to assume and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform if no such succession had taken place.
     Section 16. Severability. If any provision or provisions of this Agreement shall be held to be invalid, illegal or unenforceable for any reason whatsoever: (a) the validity, legality and enforceability of the remaining provisions of this Agreement (including, without limitation, each portion of any section of this Agreement containing any such provision held to be invalid, illegal or unenforceable that is not itself invalid, illegal or unenforceable) shall not in any way be affected or impaired thereby, and (b) to the fullest extent possible, the provisions of this Agreement (including, without limitation, each portion of any section of this Agreement containing any such provision held to be invalid, illegal or unenforceable, that is not itself invalid, illegal or unenforceable) shall be construed so as to give effect to the intent manifested thereby.
     Section 17. Exception to Right of Indemnification or Advancement of Expenses. Notwithstanding any other provision of this Agreement, Indemnitee shall not be entitled to indemnification or advancement of Expenses under this Agreement with respect to any Proceeding brought by Indemnitee, unless (a) the Proceeding is brought to enforce indemnification under this Agreement, and then only to the extent in accordance with and as authorized by Sections 7 and 10 of this Agreement, or (b) the Company’s charter, bylaws, a resolution of the stockholders entitled to vote generally in the election of directors or of the Board of Directors or an agreement approved by the Board of Directors to which the Company is a party expressly provides otherwise.
     Section 18. Identical Counterparts. This Agreement may be executed in one or more counterparts, each of which shall for all purposes be deemed to be an original but all of which together shall constitute one and the same Agreement. One such counterpart signed by the party against whom enforceability is sought shall be sufficient to evidence the existence of this Agreement.
     Section 19. Headings. The headings of the paragraphs of this Agreement are inserted for convenience only and shall not be deemed to constitute part of this Agreement or to affect the construction thereof.
     Section 20. Modification and Waiver. No supplement, modification or amendment of this Agreement shall be binding unless executed in writing by both of the parties hereto. No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provisions hereof (whether or not similar) nor shall such waiver constitute a continuing waiver.
     Section 21. Notices. All notices, requests, demands and other communications hereunder shall be in writing and shall be deemed to have been duly given if (a) delivered by hand and receipted for by the party to whom said notice or other communication shall have been directed, or (b) mailed by certified or registered mail with postage prepaid, on the third business day after the date on which it is so mailed:
     If to Indemnitee, to the address set forth on the signature page hereto.
     If to the Company, to:
Sirion Therapeutics, Inc.
3110 Cherry Palm Drive, Suite 340
Tampa, FL 33619
Attention: Barry Butler
Fax: (813) 496-7328
     With a copy to:
Hill, Ward & Henderson, P.A.
101 East Kennedy Boulevard, Suite 3700
Tampa, FL 33602
Attention: Reid Haney, Esq.
Fax: (813) 221-2900

or to such other address as may have been furnished to Indemnitee by the Company or to the Company by Indemnitee, as the case may be.
     Section 22. Governing Law. The parties agree that this Agreement shall be governed by, and construed and enforced in accordance with, the laws of the State of Delaware, without regard to its conflicts of laws rules.
     Section 23. Miscellaneous. Use of the masculine pronoun shall be deemed to include usage of the feminine pronoun where appropriate.
[SIGNATURE PAGE FOLLOWS]

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the day and year first above written.

Tenby Pharma Inc.
By:
Barry Butler
Chief Executive Officer

[ADDRESS]	[INDEMNITEE]